Exhibit 99.1

PART I

Item 1.	Business

The following description of our business should be read in conjunction with the information included elsewhere in this Report. This description contains forward-looking statements that involve risks and uncertainties. Actual results could differ significantly from the projections and results discussed in the forward-looking statements due to the factors described under the caption “Risk Factors” and elsewhere in this Report. References in this Report to “we,” “our,” “us,” “PMT,” or the “Company” refer to PennyMac Mortgage Investment Trust and its consolidated subsidiaries, unless otherwise indicated.

Our Company

We are a specialty finance company that invests primarily in residential mortgage loans and mortgage-related assets. We were organized in Maryland on May 18, 2009, and began operations on August 4, 2009. We conduct our operations through four segments: correspondent production, credit sensitive strategies, interest rate sensitive strategies and corporate. For financial information concerning our reportable segments see Note 31, Segments, in the Consolidated Financial Statements. We conduct substantially all of our operations, and make substantially all of our investments, through PennyMac Operating Partnership, L.P. (our “Operating Partnership”) and its subsidiaries. A wholly-owned subsidiary of ours is the sole general partner, and we are the sole limited partner, of our Operating Partnership.

The management of our business and execution of our operations is performed on our behalf by subsidiaries of PennyMac Financial Services, Inc. (“PFSI” or “PennyMac”). PFSI is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Specifically:

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We are managed by PNMAC Capital Management, LLC (“PCM” or our “Manager”), an indirect wholly-owned subsidiary of PennyMac and an investment adviser registered with the Securities and Exchange Commission (“SEC”) that specializes in, and focuses on, U.S. mortgage assets.

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All of the loans we acquire in our correspondent production operations (as described below) are fulfilled on our behalf by another indirect wholly-owned PennyMac subsidiary, PennyMac Loan Services, LLC (“PLS” or our “Servicer”), which also services the mortgage loans we hold in our residential mortgage investment portfolio and the mortgage loans for which we retain the obligation to service as a result of our correspondent production.

Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. Our targeted investments are in the U.S. mortgage market, including credit sensitive assets such as distressed mortgage loans, credit risk transfer (“CRT”) securities related to our correspondent production, non-Agency subordinate bonds, small-balance commercial real estate (including multifamily) loans and subordinate interests; and interest rate sensitive assets such as MSRs, ESS, MBS, and non-Agency senior MBS.

In addition to our investment activities, we are engaged in correspondent production, which is the acquisition of newly originated, prime credit quality, first-lien residential mortgage loans that have been underwritten to investor guidelines, pooling such loans into MBS and selling the resulting securities into the secondary markets. We purchase Agency-eligible mortgage loans and jumbo mortgage loans. A jumbo mortgage loan is a loan in an amount that exceeds the maximum loan amount for eligible loans under Agency guidelines. We then sell or securitize Agency-eligible mortgage loans meeting the guidelines of Fannie Mae and Freddie Mac on a servicing-retained basis whereby we retain the related MSRs; government mortgage loans (insured by the FHA or guaranteed by the VA), which we sell to PLS, a Ginnie Mae approved issuer and servicer; and jumbo mortgage loans, which, generally on a servicing-retained basis, we securitize or sell to third parties.

Our correspondent production business has grown through purchases from approved mortgage originators that meet specific criteria related to management experience, financial strength, risk management controls and loan quality. As of December 31, 2016, 522 sellers have been approved, primarily independent mortgage originators and small banks located across the United States. We purchased approximately $66.1 billion at fair value of loans in 2016, including $23.9 billion of conventional loans and $42.2 billion of government-insured loans. During 2016, we were the second largest correspondent aggregator in the United States as ranked by Inside Mortgage Finance.

We have elected to be taxed as a REIT for U.S. federal income tax purposes and we intend to maintain our exclusion from regulation under the Investment Company Act. Therefore, we are required to invest a substantial majority of our assets in loans secured by real estate and in real estate-related assets. Subject to maintaining our REIT qualification and our Investment Company Act exclusion, we do not have any limitations on the amounts we may invest in any of our targeted asset classes.